UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 29, 2012

Health Discovery Corporation
(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Bryan Street, Suite1500, Savannah, GA  31401
(Address of principal executive offices / Zip Code)

912-443-1987
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 5.07            Submission of Matters to a Vote of Security Holders.

By notice dated June 8, 2012, the Company called an Annual Meeting of Shareholders of the Company to be held on June 29, 2012. Shareholders of record as of June 5, 2012 were entitled to notice of, and to vote at, the meeting.

Under Georgia law and the Company’s bylaws, a quorum must be present in order for any action to be taken at the meeting.  The presence of a majority of the Company’s outstanding shares constitutes a quorum. As of the record date, there were 231,299,810 shares of stock outstanding.  The Company determined that only 78,494,028 shares were represented in person or by proxy at the meeting.  Accordingly, a quorum was not present at the meeting and no action could be taken.

As a quorum was not present, no votes were cast at the meeting.  The Company did receive proxies or ballots directing that their shares be voted as follows (although no votes were cast):

	Votes	Votes	Broker/
	For	Withhold	Non-Votes

Maher Albitar, M.D.	66,982,426	11,511,602	0

Curtis G. Anderson	76,195,324	2,298,704	0

Stephen D. Barnhill, M.D.	29,394,877	49,099,151	0

Herbert A. Fritsche, Ph.D.	67,645,618	10,848,410	0

Joseph McKenzie, D.V.M.	75,747,942	2,746,086	0

As a result, the Directors listed above will continue to serve until the election and qualification of their successors or until their earlier resignation.

For the annual meeting, the Company received proxies with respect to the election of directors representing 78,494,028 shares.  This is consistent with the shareholders meeting held in October 2010, in which the Company received proxies representing 79,387,294 shares in the election of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: July 6, 2012	By:	/s/ Stephen D. Barnhill, M.D.
Stephen D. Barnhill, M.D.
Chairman and Chief Executive Officer